INRAD, Inc.
                               181 Legrand Avenue
                               Northvale, NJ 07647
                                                                   Exhibit 10.19
Mr. Peter Turnquest                                            December 31, 1998
Clarex Limited
P.O. Box N3016
Nassau, Bahamas

Dear Mr. Turnquest:

This letter is written to evidence the agreement between Inrad, Inc. (the "Company") and you, with respect to your $154,346 principal sum plus $12,348 of accrued interest to December 31, 1998 which the company presently owes you (the Indebtedness) on your subordinated convertible note of April 9, 1995.

By signing below, you hereby agree that as payment for the entire amount of this Indebtedness of $166,694 you will receive 166,694 shares of the Company's Common Stock (the "Shares").

You further acknowledge that the Indebtedness represents the entire amount owed to you by the Company for borrowed money as of the date hereof (as opposed to compensation and benefits).

By signing below, you also represent to the Company that: ( i ) you are able to bear the economic risk of the investment in the Shares, ( ii ) you recognize and agree that the Shares have not been registered under the Securities Act of 1933, as amended ( the "Act"), ( iii) you recognize and agree that you will be required to continue to bear the risk of investment in the Shares for an indefinite period, ( iv ) you recognize and agree that such Shares must be held by you indefinitely unless a subsequent disposition is registered under the Act or is exempted from registration under all applicable federal and state securities laws, ( v ) you recognize and agree that the Company will enter stop transfer notations in its records with respect to the stock certificates representing the shares, ( vi ) you have knowledge and experience with respect to the Company and its business and in financial and business affairs generally so that you are capable of evaluating the merits and risks of the prospective investment; ( vii ) the Shares are being acquired for your own account for investment purposes and not with the view of resale or distribution thereof by you and (viii) you recognize and agree that a restrictive legend will be placed on the certificates representing the Shares summarizing the restrictions on transferability outlined above. At the request of Clarex, the Company will make its best efforts to register the Shares, only if it qualifies to use Securities and Exchange Commission form S3.

Please confirm your acceptance of the terms of this letter by signing below.

Very truly yours,


James L. Greco
Chief Financial Officer

Agreed to as of the 31st day of December, 1998

Clarex Limited